Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111 Telefax: (781) 250-0115

Repligen Hires Former Life Technologies Executive Tony J. Hunt

as Chief Operating Officer

WALTHAM, MA – May 6, 2014 – Repligen Corporation, a life sciences company focused on the manufacture and commercialization of bioprocessing products, today announced the appointment of Tony J. Hunt to the newly created position of Chief Operating Officer. Mr. Hunt was most recently President, BioProduction at Life Technologies, a global life sciences company whose acquisition by Thermo Fisher Scientific was completed earlier this year. At Life Technologies, Mr. Hunt played a key role in the development and growth of the company’s bioprocessing business, where he focused on expanding the upstream Gibco® cell culture franchise and building the downstream purification and analytics franchises. Mr. Hunt is an accomplished life sciences industry veteran who will oversee commercial and manufacturing operations for Repligen.

“We welcome Tony to the Repligen management team, where his industry knowledge and understanding of bioproduction market drivers will help guide the expansion of our commercial operations,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “The expertise that Tony brings is particularly well aligned to Repligen’s needs as we pursue multiple opportunities to grow our bioprocessing business.”

Mr. Hunt joined Life Technologies in 2008, first as General Manager, BioProduction Chromatography and Pharma Analytics before being named President, BioProduction in 2011. In this most recent role, where he led an organization of approximately 200 employees, his responsibilities included commercial operations and research and development, as well as product management and marketing. Prior to this role, Mr. Hunt was with Applied Biosystems for eight years, most recently as Senior Director, Pharma Programs where he launched the pharma analytics business that in 2008 became a part of the bioproduction platform at Life Technologies. Mr. Hunt began his career with Repligen where he was involved in process development. He received a Bachelors of Science degree in microbiology from University College Galway, Ireland, a Masters of Science degree in biotechnology from University College Galway, Ireland, and a Masters of Business Administration from Boston University School of Management.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of

Repligen Hires Former Life Technologies Executive Tony J. Hunt as Chief Operating Officer

May 6, 2014

manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our growth factor products are used to increase cell growth and product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand (Open Platform User Specified) that we deliver pre-packed to our biopharmaceutical customers with their choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements, including, without limitation, express or implied statements regarding expansion of our commercial operation and opportunities to grow our bioprocessing business, are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and the other reports that we periodically file with the Securities and Exchange Commission. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

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